Exhibit 10.3
PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (this “Agreement”) is made as of June 7, 2011, between Somaxon Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Paladin Labs Inc., a corporation organized under the laws of Quebec (the “Purchaser”).
WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company shall issue and sell to the Purchaser, as provided herein, and the Purchaser shall purchase from the Company, the Shares (as defined below); and
WHEREAS, such issuances will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and Regulation D (“Regulation D”) of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances of the Shares to be made hereunder; and
WHEREAS, the parties hereto are concurrently entering into a License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”). Defined terms used without definition in this Agreement shall have the meaning given them in the License Agreement or the Supply Agreement, as applicable.
NOW, THEREFORE, IN CONSIDERATION of the mutual agreements and covenants contained in this Agreement, the Company and the Purchaser agree as follows:
SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale to the Purchaser of an aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) equal to the number obtained by dividing (a) US$5,000,000.00 by (b) the Purchase Price (as defined below) (the shares of Common Stock to be sold under this Agreement shall be referred to herein as the “Shares”).
SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, (a) the Shares at a price per share (the “Purchase Price”) equal to the arithmetic mean of the daily closing price of the Common Stock reported by the Nasdaq Stock Market (“Nasdaq”) beginning on May 27, 2011 and continuing through and including June 7, 2011.

SECTION 3. Delivery of the Shares at the Closing.
3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Latham & Watkins LLP located at 12636 High Bluff Drive, Suite 400, San Diego, California 92130, on the third business day following the date hereof (the “Closing Date”) at 10:00 a.m. California time or at such other time as the Company and the Purchaser agree. At the Closing, the Company shall deliver to the Purchaser (a) a stock certificate registered in the name of the Purchaser representing the number of Shares set forth in Section 1 above and bearing appropriate legends referring to the fact that the Shares were sold in reliance upon an exemption from registration under the Securities Act and (b) an opinion of Latham & Watkins LLP, special counsel to the Company, addressed to the Purchaser with respect to the matters set forth on Exhibit A attached hereto. The Purchaser’s obligation to complete the purchase and sale of the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (A) the Purchaser’s receipt of the stock certificate and opinion referred to above; and (B) the Company’s fulfillment in all material respects of all other representations, warranties and covenants and agreements of the Company to be fulfilled as of or prior to the Closing under this Agreement. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate and opinion to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (A) the Company’s receipt of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; and (B) the Purchaser’s fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the Closing under this Agreement.
3.2 Allocation of Purchase Price. The Company and the Purchaser, as a result of arm’s length bargaining, agree that (a) neither the Purchaser nor any of its Affiliates have rendered services to the Company in connection with this Agreement, and (b) except as otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code, all tax returns and other information returns of each party relative to this Agreement, the Shares issued pursuant hereto shall consistently reflect the matters agreed to in clause (a) of this Section 3.2.
SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof and as of the Closing Date, as follows:
4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not be reasonably expected to have a material adverse effect upon the business, condition (financial or otherwise), properties or operations of the Company, taken as a whole (a “Material Adverse Effect”). The Company has no subsidiaries.

4.2 Due Execution, Delivery and Performance of this Agreement. The Company has corporate power and authority (i) to enter into this Agreement and perform the transactions contemplated hereby; (ii) to issue the Shares, in the manner and for the purpose contemplated by this Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. This Agreement have been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated (i) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of (A) any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or (B) any law (including any common law), statute, ordinance, code, rule or regulation, or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body (including any self-regulatory organization) applicable to the Company or any of its assets or properties (provided, however, that with respect to the sale of the Shares hereunder being made in a transaction exempt from registration under the Securities Act, the Company assumes the accuracy of the representations and warranties of the Purchaser in Section 5.2 of this Agreement), and (ii) will not violate any provision of the certificate of incorporation or bylaws of the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (including any self-regulatory organization) is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the federal or state securities or Blue Sky laws or as shall be obtained following the Closing as permitted by and pursuant to such laws. Upon the execution and delivery of this Agreement, and assuming the valid execution of the Agreement by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.3 Valid Issuance of Shares. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. Assuming the accuracy of the representations of Purchaser in this Agreement, the offer, issuance and sale of the Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.
4.4 No Actions. Except as disclosed in the Company SEC Reports (as defined below), there are no legal, arbitration, administrative or governmental claims, actions, suits or other proceedings pending or, to the Company’s knowledge, threatened in writing involving the Company, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of the Company, threatened to be imposed) upon the Company or any of its assets by or before any governmental body, in each case which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

4.5 SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company with the SEC since January 1, 2010 (in the case of any registration statement, as of its effective date, and with respect to all documents filed by the Company with the SEC, as of their respective filing dates and thereafter as of the date such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date, (i) complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Sarbanes-Oxley Act, as the case may be, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) were timely filed with the SEC. The audited financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the “Company Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Company taken as a whole)) in all material respects the financial position of Company as at the respective dates thereof and the results of operations and cash flows for the respective periods then ended. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Reports. To the knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing SEC review or investigation.
4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, since December 31, 2010, there has not been any change, event or development that has had, or that is likely to have, individually or in the aggregate, a Material Adverse Effect (excluding any effect of this Agreement, the License Agreement or the Supply Agreement being entered into concurrently with this Agreement).
4.7 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 2010, and included in the Company Financial Statements, the Company did not have at such date, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a balance sheet of the Company (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice, (ii) which have been reported in the Company SEC Reports, or (iii) which have not had, and are not likely to have, individually or in the aggregate, a Material Adverse Effect.

4.8 Capitalization; Options and Warrants. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share. As of May 31, 2011, 45,013,324 shares of the Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the Company’s SEC Reports, since December 31, 2010, the Company has not granted any option (except for stock options granted under the Company’s stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchased under the Company’s employee stock purchase plan), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company.
4.9 Nasdaq Capital Market Designation. The Common Stock is currently listed on the Nasdaq Capital Market and the Company knows of no reason or set of facts which is likely to result in the termination of listing of the Common Stock on Nasdaq or the inability of such stock to continue to be listed on Nasdaq. Nothing in this Agreement shall be interpreted to preclude the Company from listing its Common Stock on a national securities exchange in lieu of Nasdaq.
4.10 Compliance With Laws; Permits. The Company is (and since January 1, 2010 has been) in compliance in all material respects with all material laws, (including common law), statutes, ordinances, codes, rules, regulations, judgments, decrees and orders of any regulatory body, administrative agency or other governmental body (including any self-regulatory organization) (collectively, “Laws”) applicable to the Company, any of its properties or other assets or any of its businesses or operations. The Company holds all material licenses, franchises, permits, certificates, approvals and authorizations from each governmental body, or required by any governmental body to be obtained, in each case necessary for the lawful conduct of its business and operations as currently conducted (collectively, “Permits”). The Company is (and since January 1, 2010 has been) in compliance in all material respects with the terms of all Permits. Since January 1, 2010, the Company has not received written notice to the effect that a governmental body (a) claimed or alleged that the Company was not in compliance with all Laws applicable to the Company, any of its properties or other assets or any of its business or operations other than as previously disclosed to Purchaser in writing or (b) was considering the amendment, termination, revocation or cancellation of any Permit. The consummation of the transactions contemplated hereby, in and of itself, will not cause the revocation or cancellation of any Permit.
4.11 Material Non-Public Information. Except for this Agreement, and the transactions contemplated hereby and pursuant to the License Agreement and the Supply Agreement, neither the Company nor its employees have disclosed to the Purchaser any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.
4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates or any Person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

4.13 Accuracy of Representations and Warranties. No representation or warranty by the Company contained in this Agreement, and no statement contained in any exhibit, schedule, disclosure, certificate, list or other instrument delivered or to be delivered to the Purchaser pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.
4.14 Certificate. At the Closing, the Company will deliver to the Purchaser a certificate executed by the President and the chief financial or accounting officer of the Company (solely in their capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.
SECTION 5. Representations, Warranties and Covenants of the Purchaser.
5.1 Authorization. The Purchaser represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ and contracting parties’ rights generally and except as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
5.2 Representations Regarding Investment Background and Acknowledgments.
(a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares; (ii) the Purchaser is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the Exchange Act, and any applicable state securities or blue sky laws; and (iv) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
(c) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock.
(d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.
(e) The Purchaser understands that, until such time as the resale of the the Shares is registered or they may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):
“The securities represented by this certificate were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the ‘Securities Act’) or any state or other securities law. The securities may not be sold, pledged, transferred or assigned in the absence of an effective registration statement under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under the Securities Act or unless sold pursuant to Rule 144 under the Securities Act.”
5.3 Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser has reviewed or received copies of the Company SEC Reports. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
5.4 Trading Restrictions. The Purchaser covenants that neither the Purchaser nor any of its affiliates nor any entity managed or controlled by the Purchaser will, or cause or assist any Person to, enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the Commission under the Exchange Act) of any securities of the Company, and that the Purchaser and its affiliates shall comply with all other applicable laws.

5.5 Not an Affiliate. The Purchaser is not an officer, director or “affiliate” (as defined in Rule 405 of the Securities Act) of the Company.
5.6 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising, in each case, with respect to an offer or sale of the Shares.
5.7 Transfers of Shares in Compliance with Agreements and Law. The Purchaser hereby covenants with the Company not to make any sale or other transfer of the Shares without complying in all material respects with the provisions of this Agreement, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate certificate executed by an officer of, or other authorized person expressly designated by, the Purchaser, to the effect that the applicable Shares have been sold in accordance with this Agreement, the Securities Act and any applicable state securities or blue sky laws.
SECTION 6. Stock Ownership Governance.
6.1 Standstill. Until 18 months after the Closing Date (the “Standstill Term”), except (i) with the prior written consent of the Company or (ii) by way of stock dividends or other distributions made to the Company’s stockholders generally, the Purchaser will not, and will not encourage, direct, assist or cause any of its Affiliates, employees, representatives or agents to, directly or indirectly, subject to Section 6.2:
(a) acquire or agree, offer, seek or propose to acquire ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any voting stock of the Company or securities convertible or exchangeable into or exercisable for any voting stock of the Company if, as a result of such acquisition, the Purchaser in the aggregate would own more than 19.9% of the issued and outstanding voting stock of the Company at the time of such acquisition;
(b) cause to be acquired ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any voting stock of the Company or securities convertible or exchangeable into or exercisable for any voting stock of the Company if, as a result of such acquisition, the Person acquiring ownership together with the Purchaser and its Affiliates in the aggregate, would own more than 19.9% of the issued and outstanding voting stock of the Company at the time of such acquisition;
(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any person with respect to voting stock of the Company;

(d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting stock of the Company (other than a group consisting solely of Purchaser and its Affiliates with respect to not more than 19.9% of the issued and outstanding voting stock of the Company);
(e) arrange, or in any way participate in, any financing for the purchase of any voting stock of the Company or securities convertible or exchangeable into or exercisable for any voting stock of the Company (other than purchases by the Purchaser and its Affiliates with respect to not more than 19.9% of the issued and outstanding voting stock of the Company);
(f) otherwise act, whether alone or in concert with others, to seek to propose under Rule 14a-8 of the Exchange Act to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or induce or attempt to induce any other person to initiate any stockholder proposal;
(g) call or seek to have called any meeting of the stockholders of the Company or, unless requested by the Company in writing, execute any written consent in lieu of a meeting of holders of voting stock of the Company;
(h) seek election or seek to place a representative on the Board of Directors of the Company (the “Board of Directors”) or seek the removal of any member of the Board of Directors; or
(i) enter into any discussions, negotiations, arrangements or understandings with or assist any third party with respect to any of the foregoing.
The Company and the Purchaser acknowledge and agree that the acquisition by any employee benefit plan of the Purchaser or its Affiliates in any diversified index, mutual or pension fund managed by an independent investment advisor, which fund in turn holds, directly or indirectly, voting stock of the Company shall not be deemed to be a breach of this Section 6.1. For clarity, the provisions of Section 6.1 shall not be construed or interpreted to prohibit the Purchaser or an Affiliate in any manner from making any bid or offer to license or acquire rights to any asset(s) of the Company (other than substantially all of the assets of the Company) as opposed to acquiring securities of the Company if such bid or offer is solicited from the Purchaser or an Affiliate by the Company. The obligations in Section 6.1 will not prohibit the Purchaser or an Affiliate from confidentially communicating to the Company’s Chief Executive Officer or Chairman of the Board of Directors a non-public indication of the Purchaser’s interest in pursuing a potential transaction involving the Company in such a manner that would not require the Company to make a public disclosure. In addition, if the Purchaser or an Affiliate acquires securities of, or other ownership interest in, a third party that directly or indirectly owns any voting stock of the Company, such acquisition shall not be deemed to be a breach by the Purchaser of the obligations under Section 6.1.

6.2 Exceptions to Section 6.1 Standstill Provisions. Notwithstanding the foregoing but subject to the proviso set forth in clause (d) below, the obligations under Section 6.1 shall terminate as to the Purchaser and its Affiliates in the event that:
(a) any third party commences an unsolicited tender or exchange offer which, if successful, would result in such third party beneficially owning not less than 50% of all outstanding voting stock (on a Common Stock equivalent basis), and such offer is not withdrawn or terminated within 10 business days after its commencement;
(b) it is publicly disclosed that at least 50% of all outstanding voting stock (on a Common Stock equivalent basis) has been acquired by any person or group that is unaffiliated with the Purchaser and its Affiliates;
(c) the Company publicly announces a decision of the Board of Directors to conduct a formal process to sell all or substantially all of the assets of the Company; provided that the restrictions in Section 6.1 will automatically be reinstated and be in full force and effect if and at such time as the Company publicly announces a termination of such process;
(d) a third party commences a tender offer for more than 50% of the voting stock of the Company, and the Company has publicly recommended acceptance of such tender offer; provided, the obligations in Section 6.1 will automatically be reinstated in the event such tender offer is terminated;
(e) the Company enters into any binding written agreement (i) to sell or dispose of securities representing at least 50% of all outstanding voting stock (on a Common Stock equivalent basis) to any person or group that is unaffiliated with the Purchaser and all of its Affiliates or (ii) providing for a transaction that, if consummated, would result in (A) the holders of the outstanding voting stock immediately prior to such transaction ceasing to hold more than 50% of the combined voting power of the surviving, purchasing or continuing entity immediately after such transaction or (B) the sale of all or substantially all of the assets of the Company to a third party that does not control, is not controlled by and is not under common control with the Company;
(f) upon the filing of a preliminary or final proxy statement by any third party with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove a majority of the Board of Directors; or
(g) upon the adoption of a plan of liquidation or dissolution with respect to the Company.
6.3 Additional Restrictions on Transfers of Shares. The Purchaser hereby covenants with the Company that neither it nor any of its direct or indirect subsidiaries or parent entities will offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, except pursuant to sales of the Shares pursuant to Rule 144 or pursuant to a registration statement or pursuant to any other transaction for which registration is not required under the Securities Act.

6.4 Notice of Market Sale. With respect to any sale of Shares by the Purchaser pursuant to Rule 144 involving more than 100,000 Shares sold in such sale transaction, the Purchaser will notify the Company within two (2) business days after the completion of such sale transaction.
6.5 Remedies. Without prejudice to the rights and remedies otherwise available to the parties, the Company shall be entitled to equitable relief by way of injunction if the Purchaser or any permitted transferee breaches or threatens to breach any of the provisions of this Section 6.
SECTION 7. Additional Covenants of the Company.
7.1 Nasdaq Notice of Issuance. If required, the Company shall give Nasdaq timely notice of the issuance of the Shares.
7.2 Additional Information. With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company shall: (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the date hereof; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (c) so long as the Purchaser owns any Shares, furnish the Purchaser forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration.
SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given upon receipt and shall be delivered as addressed as follows:
(a)	if to the Company, to:

Somaxon Pharmaceuticals, Inc. 3570 Carmel Mountain Road, Suite 100 San Diego, CA 92130 Attention: General Counsel Fax: (858) 509-1761

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Faye H. Russell, Esq. Fax: (858) 523-5450

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

Paladin Labs Inc 6111 Royalmount Ave. Suite 102 Montreal, Quebec H4P 2T4 Attention: Vice President, Business Development Fax: (514) 344-4675

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP 1501 McGill College Avenue Suite 2600 Montreal, Quebec H3A 3N9 Attention: Hillel W. Rosen Fax: (514) 841-6499

or to such other person at such other place as the Purchaser shall designate to the Company in writing.
SECTION 9. Entire Agreement. This Agreement, the License Agreement (and the exhibits thereto) and the Supply Agreement (and the exhibits thereto) contain the entire understanding of the parties with respect to the specific matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.
SECTION 11. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

SECTION 12. Assignment. Except as otherwise expressly provided herein, the respective rights and obligations of either party under this Agreement shall not be assignable in whole or in part by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the preceding sentence, in connection with the merger, acquisition, transfer of all or substantially all of a party’s assets to which the License Agreement relates or other change in control of such party, such party may assign its rights and obligations under this Agreement in whole (but not in part) to such party’s transferee or successor in interest without the prior written consent of the other Party. This Agreement shall bind and inure to the benefit of parties and their permitted successors and assigns.
SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America, without regard to principles of conflicts of law which would result in the application of the laws of any other jurisdiction other than the laws of the State of New York and the federal law of the United States of America.
SECTION 15. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
SECTION 16. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
SECTION 17. Survival of Warranties; Indemnification. The warranties, representations and covenants of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. Each party hereto shall indemnify and hold harmless the other party hereto for any and all losses suffered by such other party as a result of, in connection with, or relating to, any breach by such party of any representation, warranty and/or covenant of such party in this Agreement or in any certificate, document or other writing delivered by such party to such other party pursuant to this Agreement.

SECTION 18. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees or representatives is responsible.
SECTION 19. Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SOMAXON PHARMACEUTICALS, INC.
By:	/s/ Richard W. Pascoe
	Name:	Richard W. Pascoe
	Title:	President and Chief Executive Officer

PALADIN LABS INC.
By:	/s/ Mark Nawacki
	Name:	Mark Nawacki
	Title:	VP Business & Corporate Development
[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Exhibit A to the Purchase Agreement
Opinions of Latham & Watkins LLP
1. The Company is a corporation duly incorporated under the Delaware General Corporation Law (“DGCL”) with corporate power and authority to own its properties and to conduct its business as currently conducted. With your consent, based solely on certificates from public officials as of a recent date, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.
2. The Shares to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or other similar rights arising from the Governing Documents or the DGCL.